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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

           _______________________________________

                          FORM 8-K

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934
                 Date of Report May 31, 1996
              (Date of Earliest Event Reported)

           _______________________________________

                  Precision Castparts Corp.
   (Exact name of registrant as specified in its charter)


    State of Oregon            1-10348        93-0460598
(State or other jurisdiction (Commission   (I.R.S. Employer
  of incorporation of         File No.)  Identification No.)
     organization)
 4600 S.E. Harney Drive
Portland, Oregon 97206-0898

               Registrant's telephone number,
      including area code:  Telephone:  (503) 777-3881

                          No Change
   (Former name or address, if changed since last report)

           _______________________________________
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Item 2.

     On May 31, 1996, Precision Castparts Corp. ("PCC") purchased 100% of the outstanding capital stock of The Olofsson Corporation ("Olofsson") from Thomas H. Corson, John L. Hobey, Thomas J. McGrath, W. Sydnor Settle and The
W. Sydnor Settle 1996 Family Trust. Olofsson, which will be included in the results of PCC Specialty Products, Inc., is a designer and manufacturer of a broad line of computer-controlled metalworking machine systems. The purchase price of $52.2 million was financed from cash balances, the assumption of $10.0 million of existing debt and $32.0 million borrowed under a Credit Agreement with Bank of America National Trust & Savings Association, as Agent.

Item 7.
     Financial Statements, Pro Forma Financial Information
and Exhibits.
     (a)  Financial Statements.
          Pursuant to Item 7(a)(4) of Form 8-K, it is
currently impracticable to file the required financial statements; therefore, these financial statements will be filed as soon as practicable, but not later than August 13, 1996.
          Pursuant to Item 7(b)(2) of Form 8-K, it is
currently impracticable to file the pro forma financial information; therefore, the pro forma financial information will be filed as soon as practicable, but not later than August 13, 1996.
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                                                      Page 2

     (c)  Exhibits.

     (1)  Stock Purchase Agreement by and among PCC
          Specialty Products, Inc., and The Stockholders of
          The Olofsson Corporation, April 25, 1996.
          Schedules that have been omitted will be furnished supplementally to the Commission upon request.

                         SIGNATURES
     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PRECISION CASTPARTS CORP.

Dated  June 14, 1996          /s/  W.D. Larsson
                              ______________________________
                              W. D. Larsson
                              Vice President and
                              Chief Financial Officer

































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